UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

AURORA TECHNOLOGY ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	98-1624542
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4 Embarcadero Center, Suite 1449 San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one Class A Ordinary Share, par value, $0.0001 per share, one Redeemable Warrant to acquire one-half of one Class A Ordinary Share, and one Right to acquire one-tenth of one Class A Ordinary Share	The Nasdaq Stock Market LLC
Class A Ordinary Shares included as part of Units	The Nasdaq Stock Market LLC
Redeemable Warrants included as part of Units	The Nasdaq Stock Market LLC
Rights included as part of the Units	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act Registration Statement or Regulation A offering statement file number to which this form relates: 333-261753 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A ordinary shares, warrants and rights of Aurora Technology Acquisition Corp., a Cayman Islands exempted company (the “Company”). The description of the units, Class A ordinary shares, warrants and rights contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1/A (File No. 333-261753) filed with the U.S. Securities and Exchange Commission on January 24, 2022, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description

3.1	Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-261753), filed with the Securities and Exchange Commission on December 30, 2021).

3.2	Form of Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-261753), filed with the Securities and Exchange Commission on December 30, 2021).

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-261753), filed with the Securities and Exchange Commission on December 30, 2021).

4.2	Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-261753), filed with the Securities and Exchange Commission on December 30, 2021).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1/A (File No. 333-261753), filed with the Securities and Exchange Commission on December 30, 2021).

4.4	Specimen Rights Certificate (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-1/A (File No. 333-261753), filed with the Securities and Exchange Commission on December 30, 2021).

4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on S-1/A (File No. 333-261753), filed with the Securities and Exchange Commission on December 30, 2021).

4.6	Form of Rights Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on S-1/A (File No. 333-261753), filed with the Securities and Exchange Commission on December 30, 2021).

10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-261753), filed with the Securities and Exchange Commission on December 30, 2021).

10.2	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on S-1/A (File No. 333-261753), filed with the Securities and Exchange Commission on December 30, 2021).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

AURORA TECHNOLOGY ACQUISITION CORP.

By:	/s/ Zachary Wang
Name:	Zachary Wang
Title:	Chief Executive Officer

Dated: January 25, 2022